UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

Commission File No. 1-7665

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-0865505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(Zip Code)

(860) 646-1233

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LDL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 14, 2021, Lydall, Inc., a Delaware corporation (“Lydall”), convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger, dated as of June 21, 2021, as it may be amended from time to time (the “Merger Agreement”), by and among Lydall, Unifrax Holding Co., a Delaware corporation (“Parent”), Outback Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and solely with respect to certain payment obligations of Parent thereunder, Unifrax I LLC, a Delaware limited liability company, pursuant to which Merger Sub will merge with and into Lydall, with Lydall continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, Lydall will no longer be publicly held. Lydall common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

There were 18,037,202 shares of common stock, par value $0.01 per share, of Lydall (“Lydall common stock”), issued and outstanding as of August 9, 2021, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 14,021,456 shares of Lydall common stock were present via webcast or represented by proxy, representing approximately 77.7% of the total outstanding shares of Lydall common stock as of the Record Date, which constituted a quorum. Holders of approximately 77.5% of shares of Lydall common stock outstanding voted to approve the Merger Agreement.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by Lydall with the Securities and Exchange Commission on August 10, 2021):

Proposal 1 – The Merger Proposal: To approve and adopt the Merger Agreement (the “Merger Proposal”), dated June 21, 2021.

Proposal 2– The Merger Compensation Proposal: To approve, on a non-binding advisory basis, certain compensation that will or may be paid by Lydall to its named executive officers that is based on or otherwise relates to the Merger.

Proposal 3– The Adjournment Proposal: To approve the adjournment of the Special Meeting, including if necessary, to solicit additional proxies in favor of Proposal 1, the Merger Proposal, if there are not sufficient votes at the time of such adjournment to approve the Merger Proposal. Although Proposal 3 was approved, the adjournment of the Special Meeting was not necessary because Lydall’s stockholders approved Proposal 1.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 – Merger Proposal

Votes For	Votes Against	Abstentions
13,972,617	29,332	19,507

Proposal No. 2 – Merger Compensation Proposal

Votes For	Votes Against	Abstentions
13,049,299	444,929	527,228

Proposal No. 3 – Adjournment Proposal

Votes For	Votes Against	Abstentions
12,726,870	873,837	420,749

Item 8.01 Other Events.

On September 14, 2021, Lydall issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 14, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lydall, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2021

LYDALL, INC.

By:	/s/ Chad A. McDaniel
	Name:	Chad A. McDaniel
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 14, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.